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                                                                     EXHIBIT 4.2



                         SECURITIES PURCHASE AGREEMENT


               SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of November 14, 2000, by and among NTN Communications, Inc., a Delaware corporation, with headquarters located at 5966 La Place Court, Carlsbad, California 92008 (the "Company") and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

               WHEREAS:

               A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

               B. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of $2 million of the Company's Common Stock, $.005 par value per share (the "Common Stock") in the respective amounts set forth under each Buyer's name on the Schedule of Buyers;

               C. In consideration for such purchase, the Company shall authorize as of the Closing Date (as defined in Section 1(b)) the issuance of Common Stock Purchase Warrants to the Buyers (the "Warrants") in the form attached hereto as Exhibit A, and the issuance of additional Common Stock Purchase Warrants to the Buyers (the "Additional Warrants") in the form attached hereto as Exhibit B, to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants and the Additional Warrants are hereinafter referred to as the "Warrant Shares", and together with the Common Shares (as defined in Section 1(a)), the Warrants, the Additional Warrants and the Additional Shares (as defined in Section 4(o)), the "Securities"); and

               D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

               NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

               1. PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

               (a) Purchase of Common Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company at a closing (the "Closing") an aggregate of 1,218,584 shares of Common Stock (the "Common Shares"), in the respective amounts set forth under each Buyer's name on the Schedule of Buyers. The per share purchase price (the "Purchase Price") of the Common Shares shall be $1.64125 for an aggregate purchase price of $2,000,000.00. On the Closing Date (as defined below) the Company shall direct and cause its

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transfer agent to issue and deliver to each Buyer a stock certificate(s)
representing such number of Common Shares which such Buyer is then purchasing (as indicated under such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Stock Certificates").

               (b) Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Eastern Time on November 13, 2000, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

               (c) Form of Payment. On the Closing Date, each Buyer shall pay the Company the Purchase Price for the Common Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided in writing to the Buyers at least two days prior to the Closing Date.

               (d) Warrants. In consideration of the purchase of the Common Shares, the Company shall on the Closing Date issue and deliver to each Buyer, Warrants to purchase in the aggregate of 609,291 additional shares of Common Stock in the respective amounts set forth under each Buyer's name on the Schedule of Buyers.

               (e) Additional Warrants. In further consideration of the purchase of the Common Shares, the Company shall on the Closing Date issue and deliver to each Buyer, Additional Warrants to purchase in the aggregate 609,291 additional shares of Common Stock which shall become exercisable in accordance with the terms thereof, in the respective amounts set forth under each Buyer's name on the Schedule of Buyers.

               2. BUYER'S REPRESENTATIONS AND WARRANTIES.

               Each Buyer represents and warrants with respect to only itself that:

               (a) Investment Purpose. Such Buyer (i) is purchasing the Common Shares and the Additional Shares, if applicable, and acquiring the Warrants and the Additional Warrants and (ii) upon exercise of the Warrants and Additional Warrants, will acquire the Warrant Shares then issuable for its own account, for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

               (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

               (c) Reliance on Exemptions. Such Buyer understands that the Common Shares, the Additional Shares (if applicable), Warrants and Additional Warrants are being



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offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Shares, the Additional Shares (if applicable), the Warrants and the Additional Warrants.

               (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares, the Additional Shares (if applicable), Warrants and Additional Warrants which have been specifically requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

               (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares, the Additional Shares (if applicable), Warrants and Additional Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares, the Additional Shares (if applicable), Warrants and Additional Warrants.

               (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

               (g) Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares, the Additional Shares (if applicable), Warrants and Additional Warrants shall bear a restrictive legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR



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ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,
TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) any such Securities are sold or transferred pursuant to an effective registration statement under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144(k) under the 1933 Act (or any successor rule thereto).

               (h) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               (i) No Previous Sales. No Buyer or any of its affiliates (as defined under the 1933 Act), has sold, offered to sell, solicited an offer to buy, contracted to sell, granted any option to purchase, or otherwise transferred or disposed of, any shares of the Common Stock (including any short sales or any securities convertible into, or exercisable or exchangeable for, the Company's Common Stock (including options, warrants, convertible notes or preferred stock, futures and forward contracts) during the twenty days prior to Closing.

               3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to each of the Buyers that:

               (a) Organization and Qualification. The Company and its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect and all of which jurisdictions in which either the Company or its subsidiaries is or believes it should be duly qualified is set forth on Schedule 3(a) hereto. "Material Adverse Effect" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, (ii) on the ability of the Company to perform its obligations hereunder, under the



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Registration Rights Agreement, the Warrants and Additional Warrants or under the agreements or instruments to be entered into or filed in connection herewith or therewith, or (iii) the Securities.

               (b) Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Common Shares, the Additional Shares, if applicable, and the Warrants and Additional Warrants in accordance with the terms hereof and thereof, and to issue the Warrant Shares upon the exercise of the Warrants and Additional Warrants, in accordance with the Warrants and Additional Warrants, (ii) the execution and delivery of this Agreement, the Common Shares, the Additional Shares, if applicable, the Warrants, the Additional Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, the Additional Shares, if applicable, and the Warrants and Additional Warrants and the reservation for issuance and the issuance of each of the Additional Shares, if applicable, and the Warrant Shares upon exercise of the Warrants and Additional Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the certificates for the Common Shares, the Additional Shares, if applicable, the Warrants and the Additional Warrants have been duly executed and delivered by the Company and the Additional Shares, if applicable, will be duly executed and delivered by the Company, and
(iv) this Agreement, the Registration Rights Agreement, the certificates for the Common Shares, the Warrants and the Additional Warrants constitute, or in the case of the Additional Shares, if applicable, will constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

               (c) Capitalization and Indebtedness. As of the date hereof and immediately prior to the issuance of the Common Shares and Warrants and Additional Warrants hereunder, the authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, of which as of the date hereof, 34,820,135 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which as of the date hereof 161,112 shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth on Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness of the Company, other than trade payables incurred in the ordinary course of business or equipment lease obligation representing amounts of less than $50,000 individually or $400,000 in the



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aggregate, or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed on Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

               (d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, the Common Shares, the Additional Shares, if applicable, and the Warrants and Additional Warrants shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and
(iii) entitled to the rights set forth in the Certificate of Incorporation and the Warrants, respectively. Not less than 150% of the number of shares of Common Stock necessary to provide for the issuance in the aggregate of the Warrant Shares upon exercise of the Warrants and in the aggregate, an amount of not less than 1,500,000 shares of Common Stock necessary to provide for the issuance of Additional Shares, if applicable, and the Warrant Shares upon exercise of the Warrants have been duly authorized and reserved for issuance. Upon exercise of the Warrants and Additional Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

               (e) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants and Additional Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws, or (ii) except as disclosed in Schedule 3(e), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or their organizational charter or by-laws, respectively, or in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental



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entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Registration Rights Agreement, the Warrants or the Additional Warrants in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as set forth in Schedule 3(e), the Company is not in violation of the listing requirements of the American Stock Exchange ("AMEX") and does not reasonably anticipate that the Common Stock will be delisted by the AMEX in the foreseeable future. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

               (f) SEC Documents; Financial Statements. Since December 31, 1998 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company (i) has delivered or made available, including via EDGAR, to each Buyer or its representative true and complete copies of the SEC Documents as each Buyer or its representative has requested from the Company and
(ii) agrees to deliver or make available to each Buyer or its representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

               (g) Absence of Certain Changes. Except as expressly set forth in
Schedule 3(g) since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise),



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prospects or results of operations of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

               (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding could individually or in the aggregate have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any pending, or to the knowledge of the Company, threatened litigation against or affecting the Company or any of its subsidiaries, without regard to whether it could have a Material Adverse Effect.

               (i) Acknowledgment Regarding Buyers' Purchase of the Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives. Other than copies of the financial statements for the quarterly period ended September 30, 2000, as attached to Schedule 3(g), the Company has not provided to any Buyer any nonpublic information that, in the opinion of the Company, is material to a decision to purchase or sell Common Stock.

               (j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

               (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company that would require registration of any of the Securities under the 1933 Act or that would require any approvals, including, without limitation, under the rules and regulations of the AMEX.

               (l) Employment Matters; ERISA Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and



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hours except where failure to be in compliance would not have a Material Adverse
Effect. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. Except as set forth on Schedule 3(l), the Company has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

               (m) Intellectual Property Rights. The Company and its subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (iii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or other infringement. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

               (n) Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such



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permit, license or approval. With respect to the Company and/or its subsidiaries
(A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (B) neither the Company nor any of its subsidiaries has received any notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                      (i) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

                      (ii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

               (o) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

               (p) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

               (q) Regulatory Permits; Compliance. The Company and its subsidiaries possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "COMPANY PERMITS"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

               (r) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (s) No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which has or is expected to have a Material Adverse Effect.

               (t) Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

               (u) Certain Transactions. Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options or warrants disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

               (v) S-3 Registration. The Company is currently eligible to register securities, including the resale of the Common Shares, the Additional Shares, if applicable, and the Warrant Shares on a registration statement on Form S-3 under the 1933 Act.

               (w) Disclosure. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

               (x) Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (y) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               (z) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's and its subsidiaries' (i) computer systems and (ii) equipment containing imbedded microchips (including systems and equipment supplied by others to the Company or with which are sold as an integral part of Company's or any of its subsidiaries' systems) and the testing of such systems and equipment, as so reprogrammed has been completed. The cost to the Company and its subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its subsidiaries with respect to the matters referred to in the previous sentence (including without limitation, reprogramming errors and the failure of systems or equipment supplied by others to the Company or which are sold as an integral part of the Company's or any of its subsidiaries' systems) will not have a Material Adverse Effect. The computer and management information systems of the Company and each of its subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company and each subsidiary to conduct its business without a Material Adverse Effect.

               (aa) No Previous Purchase By Insiders. Neither the Company, any affiliate (as defined under the 1933 Act) of the Company, nor any officer or director of the Company nor any shareholder holding more than 10% of the Company has purchased, offered to purchase, solicited an offer to sell, contracted to purchase, granted any option to sell or otherwise received or purchased any shares of the Common Stock (including any instruments convertible into or exercisable or exchangeable for the Company's Common Stock (including options, warrants, convertible notes, preferred stock, futures and forward contracts) during the twenty days prior to Closing.

               4. COVENANTS AND AGREEMENTS.

               (a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

               (b) Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

               (c) Reporting Status. Until the earlier of (i) six months after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Common Shares, the Additional Shares, if applicable, and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which
(A) the Investors shall have sold all the Common Shares and the Warrant Shares and (B) none of the Common Shares, the Warrants or the Additional Warrants are outstanding (the "Registration Period"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts and take all necessary action to maintain its ability and eligibility to register securities on Form S-3.

               (d) Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares, Warrants and Additional Warrants for working capital and general corporate purposes and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment on any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect subsidiaries) or for the repurchase, redemption, or retirement of any capital stock of the Company.

               (e) Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (f) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock necessary to provide for the issuance of the Warrant Shares and, in the aggregate, an amount of not less than 1,500,000 shares of Common Stock necessary to provide for the issuance of Additional Shares, if applicable, and the Warrant Shares upon exercise of the Warrants in accordance with the terms of this Agreement and the Warrants. For purposes of clarity, the initial reservation of 1,500,000 shares is for convenience only and in no way limits the Company's obligation to reserve 150% of the number of shares of Common Stock necessary to provide for the issuance of the Warrant Shares.

               (g) Listing. The Company shall promptly secure the listing of the Common Shares and Warrant Shares upon AMEX (subject to official notice of issuance) and shall maintain, so long as any Buyer owns any of the Securities, the listing of all Common Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Warrants and the Additional Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g). The Company shall promptly provide to each Buyer copies of any notices it receives from AMEX regarding the continued eligibility of the Common Stock for listing on AMEX or other principal exchange or quotation system on which the Common Stock is listed or traded except to the extent that such notices would constitute material non public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date.

               (h) Expenses. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement; provided, that at the Closing as the Buyers may request, the Company shall reimburse the Buyers for the Buyers' and its attorneys' fees and expenses incurred in connection with the preparation of this Agreement, the Warrants, the Additional Warrants and the Registration Rights Agreement (including their review of the initial Registration Statement under the Registration Rights Agreement) up to an aggregate of $25,000. In addition to the foregoing, the Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Buyers) incurred by the Buyers in connection with the successful enforcement of the Buyers' rights and/or the collection of all amounts due under this Agreement, the Warrants, the Additional Warrants or the Registration Statement where Buyers have been determined to be the prevailing party by an arbitrator or a court of competent jurisdiction.

               (i)    Additional Issuances of Securities.

                      (i) Right of First Refusal. If at any time on or before the one year anniversary of the Closing Date, the Company shall desire to issue any Common Stock or other equity security or any other security convertible, exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement, other than pursuant to or in connection with (i) the exercise or conversion of the Company's preferred stock, options or warrants outstanding as of the Closing Date or shares issued to employees, directors, consultants and other service providers pursuant to the exercise of options under a Company authorized stock incentive plan, (ii) any equity financing whereby Common Stock or Convertible Securities are issued to any person or entity which has or is proposed to have a material business, technology or commercial relationship with the Company in addition to any equity financing provided by such person or entity and it is determined by the Board of Directors of the Company that such equity financing will result in a material business, technology or commercial relationship with the Company ("Strategic Financing"), or (iii) a firm commitment underwritten secondary public offering of Common Stock of the Company by a nationally recognized investment banking firm which (x) is registered under the Securities Act and (y) yields gross proceeds to the Company of at least $25,000,000 or (each of (i), (ii) and (iii) hereafter referred to as an "Offering"), then the Company shall first comply with the terms of this Section 4(i).

                      (ii) Notice Requirements. The Company shall notify, or cause to be notified, the Buyers, by certified mail return receipt requested, not less than five (5) business days prior to the time the Company intends to consummate such issuance (the "Issuance Notice"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                      (iii) Exercise of Right of First Refusal. The right of first refusal provided for in this Section 4(i) may be exercised by the Buyers by delivery of a written notice to the Company (the "Exercise Notice"), within five (5) business days following receipt of the Issuance Notice (the "Refusal Period"). The Exercise Notice shall state that the Buyers agree to purchase all or any specified part of the proposed issuance of such Common Stock or Convertible Securities on terms substantially equal to the terms set forth in the Issuance Notice.

                      (iv) Right to Issue Securities. After expiration of the Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, as the case may be, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such forty-five
(45) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 4(i).

               (j) Disclosure. From and after the date hereof, the Company shall not disclose nonpublic information to any Buyer, advisors to or representatives of such Buyer unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Buyer, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review.

               (k) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets for cash, or, if for securities, where the surviving or successor entity in such transaction (A) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed for trading on AMEX, National Association of Securities Dealers Automated Quotation System or the New York Stock Exchange.

               (l) Solvency; Compliance with Law. The Company individually and together with its subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and, except as set forth on Schedule 4(l), currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

               (m) Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

               (n) No Integration. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or AMEX to the extent such future offering would require registration of any of the Securities under the 1933 Act or would require any approval with respect to issuance of any of the Securities, including, without limitation, by or under the rules and regulations of the AMEX.

               (o) Price Protection.

                      (i) New Issuances. In addition to the rights afforded the Buyers under Section 4(i), if at any time or from time to time on or before the date six months following the Closing Date (the "PROTECTION PERIOD"), the Company issues or enters into an agreement to issue (each, a "NEW ISSUANCE") to any party other than a Strategic Financing Party (as defined below) any Common Stock or Convertible Securities without consideration or for a consideration per share less than the Adjusted Purchase Price (as defined below) in effect immediately prior to such issuance, other than issuances (i) upon the exercise or conversion of the Company's preferred stock, options or warrants outstanding as of the Closing Date that are specifically listed on Schedule 3(c), (ii) of warrants to purchase Common Stock in an amount not exceeding 200,000 shares of Common Stock to any one individual and 500,000 series of Common Stock in the aggregate and (iii) pursuant to Company authorized stock incentive plans, the Company, concurrently with each such New Issuance (whether or not such Buyer has exercised its right of first refusal pursuant to Section 4(i)), shall issue to each Buyer a number of additional shares of Common Stock (the "ADDITIONAL SHARES"), without payment of any additional consideration by the Buyer or its assignee therefor or any other action required of the Buyer or its assignee, equal to the difference between
(i) a fraction, the numerator of which is the aggregate purchase price paid by such Buyer for the Common Shares originally purchased by such Buyer hereunder and the denominator of which is the purchase price of the New Issuance (which shall be deemed to be no less than $0.01) and (ii) the number of Common Shares originally purchased by such Buyer hereunder plus any Additional Common Shares previously issued to such Buyer pursuant to this Section 4(o).

                      (ii) New Issuances to Strategic Financing Parties. In addition to the rights afforded the Buyers under Section 4(i), if at any time or from time to time during the Protection Period, the Company conducts a New Issuance pursuant to a Strategic Financing with any of the parties identified on
Schedule 4(o) or with any other party mutually agreed to between the Company and the Buyers (each a "STRATEGIC FINANCING PARTY") of any Common Stock or Convertible Securities without consideration or for a consideration per share less than the Adjusted Purchase Price (as defined below) in effect immediately prior to such issuance, then to the extent that the Average Closing Bid Price (as defined in the Warrants and Additional Warrants) of the Common Stock for the 20 days immediately following the public announcement of such Strategic Financing is less than the Adjusted Purchase Price, then the Company, on the 21st day immediately following the public announcement of such Strategic Financing (whether or not such Buyer has exercised its right of first refusal pursuant to Section 4(i)), shall issue to each Buyer a number of Additional Shares of Common Stock, without payment of any additional consideration by the Buyer or its assignee therefor or any other action required of the Buyer or its assignee, equal to the difference between (i) a fraction, the numerator of which is the aggregate purchase price paid by such Buyer for the Common Shares originally purchased by such Buyer hereunder and the denominator of which is the purchase price of the New Issuance (which shall be deemed to be no less than $0.01) and (ii) the number of Common Shares originally purchased by such Buyer hereunder plus any Additional Common Shares previously issued to such Buyer pursuant to this Section 4(o).

                      (iii) New Issuances in Subsidiary Financing. In addition to the rights afforded the Buyers under Section 4(i), if at any time or from time to time during the Protection Period, any of the Company's subsidiaries issues any equity interest or any right to acquire any equity interest in such subsidiary to any party (a "SUBSIDIARY FINANCING"), other than issuances pursuant to authorized stock incentive plans of such subsidiary, then to the extent that the Average Closing Bid Price (as defined in the Warrants and Additional Warrants) of the Common Stock for the 20 days immediately following the public announcement of such Subsidiary Financing is less than the Adjusted Purchase Price, then the Company, on the 21st day immediately following the public announcement of such Subsidiary Financing (whether or not such Buyer has exercised its right of first refusal pursuant to Section 4(i)), shall issue to each Buyer a number of Additional Shares of Common Stock, without payment of any additional consideration by the Buyer or its assignee therefor or any other action required of the Buyer or its assignee, equal to the difference between (i) a fraction, the numerator of which is the aggregate purchase price paid by such Buyer for the Common Shares originally purchased by such Buyer hereunder and the denominator of which is the Average Closing Bid Price (as defined in the Warrants and Additional Warrants) of the Common Stock for the 20 days immediately following the public announcement of such Subsidiary Financing and
(ii) the number of Common Shares originally purchased by such Buyer hereunder plus any Additional Common Shares previously issued to such Buyer pursuant to this Section 4(o).

                      (iv) The initial Adjusted Purchase Price shall be $1.64125 per share and shall be reduced from time to time to (i) the price per share at which Common Stock or Convertible Securities are issued by the Company in each New Issuance if such New Issuance is pursuant to Sections 4(o)(A) or 4(o)(B) hereof or (ii) the Average Closing Bid Price (as defined in the Warrants and Additional Warrants) of the Common Stock for the 20 days immediately following the public announcement of each Subsidiary Financing for each New Issuance if such New Issuance is pursuant to Section 4(o)(C) hereof.

                      (v) Example. Assuming the number of Common Shares originally purchased is 1,200,000 at an initial Purchase Price of $1.67 per share and the first New Issuance yielded an Adjusted Purchase Price of $1.50 per share, the Buyers shall be entitled in the aggregate to 133,333 Additional Shares as follows: ($2,000,000/$1.50) -- 1,200,000 = 133,333.

                      (vi) Covenants Regarding Additional Shares. The Company covenants and agrees that each Additional Share issuable pursuant to this
Section 4(o) shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof, and shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges.

               5. TRANSFER AGENT INSTRUCTIONS.

               Within 7 days following the Closing Date, the Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit D) to issue certificates, or at a Buyer's request, to electronically issue such shares (e.g., through DWAC or DTC), registered in the name of each Buyer or its nominee(s), for the Common Shares, Additional Shares, if any, and the Warrant Shares as the case may be, in such amounts as specified from time to time by each Buyer to the Company in accordance with the terms of and upon exercise of the Warrants or the Additional Warrants (the "Irrevocable Transfer Agent Instructions"). In the event that the Company fails to deliver to the Buyers a countersigned copy of the Transfer Agent Instructions by American Stock Transfer Company, within such 7 day period, the Company shall be obligated to redeem the Securities issued to the Buyers hereunder at the Purchase Price paid therefor. Prior to registration of the Common Shares, Additional Shares and the Warrant Shares under the 1933 Act, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction with respect to the Securities other than (i) the Irrevocable Transfer Agent Instructions referred to in first sentence of this paragraph and
(ii) stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Common Shares and the Warrant Shares, prior to registration of the Common Shares and the Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the

Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Warrants and the Additional Warrants. Nothing in this
Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form to the Company, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Common Shares, Additional Shares, if any, or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly (in addition to the redemption describe above), the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

               6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

               The obligation of the Company hereunder to issue and sell the Common Shares, Warrants and Additional Warrants to each Buyer at the Closing is subject to the satisfaction, with respect to each Buyer, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               (a) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

               (b) Such Buyer shall have delivered to the Company the purchase price for the Common Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

               7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

               The obligation of each Buyer hereunder to purchase the Common Shares, Warrants and Additional Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

               (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

               (b) The Common Stock shall be listed and authorized for trading on AMEX, and trading in the Common Stock issuable upon exercise of the Warrants to be traded on AMEX shall not have been suspended by the SEC or AMEX.

               (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

               (d) Each Buyer shall have received and be an addressee on the opinion of O'Melveny & Myers dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

               (e) The Company shall have delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Common Shares purchased by such Buyer at the Closing.

               (f) The Company shall have executed and delivered to such Buyer the Warrants and Additional Warrants being purchased by such Buyer at the Closing.

               (g) The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit F attached hereto.

               (h) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock solely for the purpose of effecting the exercise of the Warrants and Additional Warrants, shares of Common Stock to provide for the issuance of the Warrant Shares in accordance with the terms of this Agreement, the Warrants and Additional Warrants.

               (i) The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

               8. INDEMNIFICATION.

                      In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to
Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares, Warrants and Additional Warrants or the status of such Buyer or holder of any of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

               9. GOVERNING LAW; MISCELLANEOUS.

               (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

               (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

               (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile;
(iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. For purposes of consent under Section 4 (i)(ii), notice shall be delivered only by U.S. certified mail, return receipt requested. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                      NTN Communications, Inc.
                      5966 La Place Court
                      Carlsbad, CA 92008
                      Telephone:  (760) 438-7400
                      Facsimile:  (760) 930-1187
                      Attention:  Stanley B. Kinsey

               With a copy to:

                      O'Melveny & Myers
                      400 South Hope Street
                      Los Angeles, CA 90071
                      Telephone:  (213) 430-6000
                      Facsimile:  (213) 430-6407
                      Attention:  C. James Levin, Esq.

               If to the Transfer Agent:

                      American Stock Transfer & Trust Company
                      6201 15th Avenue, 3rd Floor
                      Brooklyn, New York 11219
                      Telephone:  (718) 921-8275
                      Facsimile:  (718) 921-8188
                      Attention:  Paula Carropoli

               If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers.

               Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act.

               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               (i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing. The agreements and covenants set forth in Sections 4, 5 and 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               (j) Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

               (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               (m) Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

               (n) Consent to Jurisdiction. The parties hereto expressly submit themselves to the exclusive jurisdiction of the state and federal courts of Delaware in any action or proceeding relating to this Agreement or any of the other documents contemplated hereby or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at their respective addresses set forth or provided for herein, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other parties in any other jurisdiction.

               (o) Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Common Stock. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

               IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                    COMPANY:

                                    NTN COMMUNICATIONS, INC.


                                    By:
                                        ----------------------------------------
                                        Print Name:
                                        Title:

                                    BUYERS:

                                    BAYSTAR CAPITAL, L.P.,
                                    a Delaware limited partnership

                                    BY:    BayStar Capital Management LLC,
                                           Its General Partner

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           1500 West Market Street, Suite 200
                                           Mequon, WI 53092
                                           Fax:

                                    BAYSTAR INTERNATIONAL LTD.,
                                    a British Virgin Islands corporation

                                    BY:    BayStar International Management LLC,
                                           Its Investment Manager

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           1500 West Market Street, Suite 200
                                           Mequon, WI 53092
                                           Fax:

                               SCHEDULE OF BUYERS


                                         INVESTOR ADDRESS AND        INVESTOR'S LEGAL COUNSEL AND
         INVESTOR NAME                     FACSIMILE NUMBER                COUNSEL'S ADDRESS
--------------------------------      --------------------------     ----------------------------
BayStar Capital, L.P                  c/o BayStar Capital            Eleazer Klein, Esq.
974,867 Common Shares                 Management LLC                 Schulte Roth & Zabel LLP
487,433 Warrant Shares                1500 West Market Street        900 Third Avenue
487,433 Additional Warrants           Suite 200                      New York, New York  10022
                                      Mequon, WI 53092               Fax:  (212) 593-5955
                                      Attention: Brian Davidson

BayStar International, Ltd.           c/o BayStar International      Eleazer Klein, Esq.
243,717 Common Shares                 Management LLC                 Schulte Roth & Zabel LLP
121,858 Warrant Shares                1500 West Market Street        900 Third Avenue
121,858 Additional Warrants           Suite 200                      New York, New York  10022
                                      Mequon, WI 53092               Fax:  (212) 593-5955
                                      Attention: Brian Davidson

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    PURCHASE AND SALE OF COMMON STOCK AND WARRANTS...........................1

2.    BUYER'S REPRESENTATIONS AND WARRANTIES...................................2

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................4

4.    COVENANTS AND AGREEMENTS................................................13

5.    TRANSFER AGENT INSTRUCTIONS.............................................18

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL..........................19

7.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.......................19

8.    INDEMNIFICATION.........................................................20

9.    GOVERNING LAW; MISCELLANEOUS............................................21


List of Exhibits

Exhibit A      Form of Warrant
Exhibit B      Form of Additional Warrant
Exhibit C      Form of Registration Rights Agreement
Exhibit D      Form of Transfer Agent Instructions
Exhibit E      Form of Opinion of O'Melveny & Myers LLP
Exhibit F      Form of Resolutions of Board



List of Schedules

3(a)    List of Subsidiaries & Jurisdictions of Due Qualification
3(c)    Capitalization and Indebtedness
3(e)    No Conflicts
3(g)    Certain Changes
3(h)    Litigation
3(l)    Employment; Erisa
3(o)    Title
3(u)    Certain Transactions
4(l)    Solvency; Compliance with Law
4(o)    Price Protection

      SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(a)

                         ORGANIZATION AND QUALIFICATION

NTN Communications, Inc., a Delaware corporation; also qualified in California, New York and Kentucky

BUZZTIME, Inc., a Delaware corporation; also qualified in California

IWN, Inc., a Delaware corporation

IWN, L.P., a Delaware limited partnership

TAPCO, Inc. (successor to New World Computing, Inc.), a California corporation

National Telecommunicator Network, Inc., a California corporation

NTN Communications, Ltd., a United Kingdom corporation

NTN Internacional S.A. de CV, a Mexico corporation (required paperwork must be filed in Mexico to return corporation to active status).

NTN owns a 17.5% equity interest in LearnStar Corporation after selling 82.5% of the subsidiary's equity to NewStar Learning Systems, L.L.C. on June 16, 1998.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(c)

                         CAPITALIZATION AND INDEBTEDNESS

         On the close of business on November 13, 2000:

         (i)      0 shares of the Company's Series B preferred stock;

         (ii) 110,882 shares of the Company's common stock were held by the Company in its treasury;

         (iii) 7,426,790 shares of the Company's common stock were reserved for issuance pursuant to the Company's Stock Option Plans as more fully described on the attached table;

         (iv) 1,514,189 shares of the Company's common stock were reserved for issuance pursuant to outstanding warrants as more fully described on the attached table;

         (v) 3,137,255 shares of the Company's common stock were reserved for issuance upon conversion of the 7% Convertible Senior Subordinated Notes Due 2001;

         (vi) there also are reserved for issuance such additional shares of common stock as may become issuable under applicable provisions of outstanding options, warrants and preferred stock

         See attached schedule of options and warrants.

         Each share of Series A Preferred Stock is convertible into approximately 0.3767 shares of Common Stock at any time at the option of the holders of the Series A Preferred Stock. At October 31, 2000, there were 161,112 shares of Series A Preferred Stock issued and outstanding and convertible into 60,691 shares of Common Stock.

         In connection with the April 2000 public offering, the Company granted certain registration rights to one of the underwriters, GunnAllen Financial, Inc., in connection with 42,000 warrants issued with a strike price of $3.75 per share as a component of the underwriter's compensation.

         In addition, the Company granted "piggyback" registration rights to Sikander, Inc. in connection with warrants to purchase 30,000 shares of the Company's common stock; said warrants were issued under the terms of the December 1999 Wind Up Agreement and Agreement of Settlement and Release by and between the Company and Sikander, Inc. On January 11, 2000, Sikander, Inc. exercised the warrants in full thereby acquiring 30,000 shares of common stock at $$0.625 per share.

         The Company entered into an engagement agreement with an independent consultant, Spencon Integrated Solutions, LLC, for the provision of services in connection with the development, creation and implementation of an advertising and e-commerce strategy for the Company's Internet division pursuant to which the consultant was issued warrants to purchase up to 225,000 common stock at $2.375 per share, subject to vesting requirements. The independent consultant was granted "piggyback" registration rights with respect to the shares of common stock represented by said warrants.

         The conversion price of the convertible senior subordinated notes is subject to adjustment if certain events, including stock dividends or subdivisions or reclassifications of the common stock or any sale or issuance of common stock (or of rights or options to subscribe for or purchase common stock) for no consideration or for a consideration per share less than the "Average Market Price" (as defined) of the common stock.

         The Company entered into an agreement with Coast Business Credit for a revolving line of credit not to exceed $4,000,000. Interest is charged on the outstanding balance at a rate equal to the prime rate plus 1.5% per annum, but cannot be less than 9% per annum. The line of credit is secured by substantially all of the Company's assets. The loan matures on August 31, 2002. The outstanding balance on the line of credit as of October 31, 2000 was $2,771,518.

         The senior convertible notes were issued January 11, 1999 and bear interest at the annual rate of 7% per annum. Interest is due and payable in quarterly installments, in arrears, and the entire principal amount will be due and payable on February 1, 2001. The outstanding balance of the notes as of October 31, 2000 was $3,960,476.

         The Company purchased equipment and a license agreement related to Internet stations for $400,000 in April 1999. A promissory note was issued for $360,000 and cash of $40,000 was paid in relation to this agreement. The note bears interest at 10% per annum and principal is payable in twelve equal quarterly installments of $30,000 plus interest. In December 1999, the agreement was revised and a payment of approximately $123,000 plus interest was paid in December with nine quarterly installments of $19,676 payable beginning on March 31, 2000. The balance of the note payable as of October 31, 2000 was $157,408.

         On March 5, 1997, the Company announced a reorganization of its executive management personnel in which Patrick J. Downs resigned as

         Chief Executive Officer and Chairman of the Board and Daniel C. Downs resigned as President. In addition, three other officers resigned or were terminated in connection with the reorganization ("Reorganization"). The Company entered into separate agreements ("Agreements") with each of the former officers setting out the terms on which their existing employment contracts with the Company would be settled. In compliance with the Agreements, the Company was to continue to pay the former officers their current annual salaries and other benefits for the remaining terms of their employment agreements with the Company, which were to expire on or before December 31, 1999. In March 1998, the Company and three of the former officers agreed to an amendment of the Agreements. The Agreements were modified to extend the payment term an additional year to December 31, 2000. The total amount due under these Agreements as of October 31, 2000 was $169,797.

         In October, 2000, the Company reached a settlement agreement, subject to final documentation, with its former independent representative in the State of Georgia in connection with pending litigation as more fully described in Schedule 3(h). The parties agreed to settle the matter for payment by the Company of the sum of $19,000 and return by the former sales representative of Company property in his possession.

         Capital lease obligations in excess of $50,000 individually and more than $400,000 in aggregate:

         Lessor                     Term                          Balance
         ------                     ----                          -------
         Fujitsu Telephone          08/97-08/01                 $ 81,644.10
         Dell Computers             07/99-06/01                   70,336.51
         Dell Computers             08/99-06/01                   68,929.66
         Dell Computers             10/00-09/01                   53,040.95
         Dell Computers             10/99-09/01                   71,033.91
         Pacific Atlantic Lease     03/00-02/02                  162,362.21
         Pacific Atlantic Lease     08/00-07/02                  101,396.47
         Pacific Atlantic Lease     09/00-08/02                  112,722.35

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(e)

                                    CONFLICTS

         AMEX has published a set of continued listing guidelines that it follows to determine whether an AMEX-listed company should be allowed to continue the trading or listing of its securities on the exchange. Under these guidelines, the AMEX will consider suspending or "delisting" a company's securities from the exchange if it has sustained operating or net losses in its five most recent fiscal years. As reported in the Company's 1999 Annual Report on Form 10-K, the Company incurred a net loss of $2,498,000 for the year ended December 31, 1999, representing its fifth consecutive year of losses. As such, the Company is technically not in compliance with the continued listing guidelines of the AMEX.

         The Company has received correspondence from the AMEX indicating that, despite the fact that the Company does not currently meet the guidelines, the AMEX will continue the listing of its Common Stock pending periodic reviews by the AMEX of its quarterly and annual SEC filings and certain other financial information.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(g)

                                 CERTAIN CHANGES

See attached financial tables for the quarterly period ended September 30, 2000.

See also the following SEC Documents (but excluding any documents incorporated by reference therein):

1. Annual report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on April 5, 2000.

2.       Quarterly report on Form 10-Q for the fiscal quarter ended March 31,
         2000

3.       Quarterly report on Form 10-Q for the fiscal quarter ended June 30,
         2000

4.       Current reports on Form 8-K filed on April 17, 2000 and April 24, 2000

5.       Proxy Statement dated June 26, 2000

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(h)

                                   LITIGATION

On June 11, 1997, the Company was included as a defendant in a class-action lawsuit, entitled Eliot Miller and Jay Iyer, shareholders on behalf of themselves and all others similarly situated vs. NTN Communications, Inc., Patrick J. Downs, Daniel C. Downs, Donald C. Klosterman, Ronald E. Hogan, Gerald
P. McLaughlin and KPMG Peat Marwick LLP, filed in the United States District Court for the Southern District of California. The complaint alleges violations of state and federal securities laws based upon purported omissions from the Company's filings with the Securities and Exchange Commission. More particularly, the complaint alleges that the directors and former officers devised an "exit strategy" to provide themselves with undue compensation upon their resignation from the Company. The plaintiffs further allege that defendants made false statements about, and failed to disclose, contingent liabilities (guaranteed compensation to management and the right of an investor in IWN to require the Company to repurchase its investment during 1997) and phantom assets (loans to management) in the Company's financial statements and KPMG LLP's audit reports, all of which served allegedly to inflate the trading price of the Company's Common StockOn November 7, 1997, the court granted KPMG LLP's motion to dismiss the plaintiffs' claims against it pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure for failure to state a claim upon which relief may be granted.

On July 3, 1997, the Company filed a motion to dismiss the lawsuit. On November 6, 1997, the Court dismissed all of the plaintiff's state law causes of action against the Company but retained the plaintiff's federal law causes of action. In February 1998, the attorneys representing the plaintiffs in this litigation filed an action entitled Dorman vs. NTN Communications, Inc. in the Superior Court of San Diego County for the State of California in which they essentially replead the state law causes of action dismissed in the federal lawsuit. In March 1999, the Court granted the Company's motion for summary judgment in the Dorman matter. On May 13, 1999, plaintiffs filed a motion for new trial which was denied by the Court. On August 20, 1999, plaintiffs filed an appeal of the summary judgment in the Fourth Appellate District of the Court of Appeals for the State of California. The Company filed its reply to the appeal on May 4, 2000 to which Plaintiffs replied, in turn, on May 24, 2000. The Court of Appeal heard oral arguments on the appeal on October 15, 2000 after which the case was submitted to the Court for decision. The Court is required to rule within 90 days of submission of the case for decision. The Company has submitted this claim to its directors and officers liability insurance underwriters, who have accepted the claim subject to reservation of rights. The Company's deductible under the insurance policy in connection with this claim has been paid in full.

In November 1999, the Company reached a tentative settlement agreement with the class of plaintiffs in the Miller litigation whereby the Company would pay $3,250,000 upon approval by the court. The settlement payment is fully covered by the Company's liability insurance. On April 3, 2000, the U.S. District Court for the Southern District entered a final judgment and order of dismissal in the Miller litigation. The judgment became final on May 3, 2000.In September 1998, the Company received correspondence from counsel to Microsoft Corporation and related inquiries from the Business Software Alliance and Software Publishers Association, two industry associations, requesting information regarding the Company's use of the MS-DOS operating system in connection with its Playmaker(R) systems which at the time were installed in over 2,800 hospitality locations throughout the United States. In response, the Company conducted an internal audit and produced the results to counsel to the three entities. Based on the audit results, it was determined that the Company had insufficient licensing for the MS-DOS in use in the hospitality locations. Microsoft Corporation advised the Company that the two industry associations would represent Microsoft and act on its behalf in resolution of the matter. In November 1999, the Company entered into a Settlement Agreement with the Business Software Alliance ("BSA") pursuant to which the Company paid the BSA a total of $339,864 in ten equal monthly installments. The final monthly installment payment was made in July 2000. As further required, in May 2000, the Company also delivered to BSA a Certification of Compliance certifying the accuracy of the software audit results and that all copies of the relevant software products used by NTN in the course of business are licensed to NTN and are used solely in accordance with such licenses. In addition, in December 1999, the Company entered into a Settlement Agreement with the Software Publishers Association ("SPA") pursuant to which the Company was liable for a total of $25,000 to the SPA in two equal installments and purchased sufficient copies of the software to replace infringing copies as needed. The Company's payment obligations under the terms of the settlement were satisfied in full in January 2000. In December 2000, the Company will be required to provide SPA with a statement certifying that NTN is still in compliance with any and all applicable software licensing agreements and copyright law along with a statement itemizing software purchases made during the course of the previous year.

The Company has been involved as a plaintiff or defendant in various previously reported lawsuits in both the United States and Canada involving Interactive Network, Inc. ("IN"). With the court's assistance, the Company and IN reached a resolution of all pending disputes in the United States and agreed to private arbitration regarding any future licensing, copyright or infringement issues which may arise between the parties. There remain two lawsuits involving the Company, its unaffiliated Canadian licensee and IN, which were filed in

Canada in 1992. No action was taken in the Canadian litigation until May 1998, when IN gave notice of its intention to proceed. In November 1998, the Company and its Canadian licensee filed a counterclaim against IN. These actions affect only the Canadian operations of the Company and its Canadian licensee and do not extend to the Company's operations in the United States or elsewhere.

In October 2000, the parties agreed to file a motion for leave of court to file amended pleadings and to seek an amended order setting forth a revised schedule for the proceedings and for completion of discovery. Drafts of the moving papers including amended pleadings have been exchanged by the parties with final documents to be filed with the court prior to November 30, 2000.

In March 1998, the Company's former independent representative in the State of Georgia file suit against the Company in Atlanta, Georgia alleging wrongful termination of its distributor agreement and other breaches of such agreement. In September 1999, the Company filed a complaint seeking damages for fraud and conversion against the former sales representative. The parties agreed to settle the matter for payment by the Company of the sum of $19,000 and return of Company property by the former sales representative. Final settlement documents are currently being circulated.

On June 28, 2000, the Company filed suit in Superior Court for the County of San Diego against the former general manager of its Internet game station division, Edward Bevliacqua, as well as Sikander, Inc. and the Fun-e-Business Network, Inc. The complaint alleges causes of action arising, primarily, from the Company's April 1999 acquisition of the assets and rights to certain technology, hardware and video games used in the Internet game business from Sikander, Inc. Allegations include breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, intentional interference with contractual relations, intentional interference with prospective economic advantage, negligent interference with contractual relations, declaratory relief, business and professions code violations and fraud. In October 2000, Sikander, Inc. filed a cross-complaint against the Company for breach of promissory note alleging the Company failed to make its June 30, 2000 and subsequent quarterly payments when due under the note. The promissory note was executed by the Company in favor of Sikander, Inc. in connection with the asset purchase transaction and is at issue by way of Company's complaint. The parties are currently conducting discovery. A case management conference has been scheduled by the court for November 17, 2000.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(l)

                                EMPLOYMENT; ERISA

                                     None.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(o)

                                      TITLE

The Company's revolving line of credit with Coast Business Credit is secured by substantially all of the Company's assets.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 3(u)

                              CERTAIN TRANSACTIONS


None.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 4(l)

                                    SOLVENCY


         The entire principal amount, to the extent not converted, of the Convertible Senior Subordinated Notes issued in January 1999 will be due and payable on February 1, 2001. In the event the Company has insufficient cash on hand at maturity to meet its payment obligations under the note, the Company may be required to seek refinancing of the debt.

     SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF DATED NOVEMBER 14, 2000

                                  SCHEDULE 4(o)

                                PRICE PROTECTION


Scientific Atlanta
Kavanaugh
Motorola/Gen.Instr.
Telefonica
Sandbox/go2Net/Vulcan
Sun Microsystems
Uproar
PSI Net
BSkyB
Liberty
Intel or Excalibur
Chell Merchant
Tribune Group
AOL
Global Crossing
Electronic Arts
Hearst
FoxSports
Gateway
Liberate
Open TV
AT&T
PCCW

                                                                       EXHIBIT A



THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                            NTN COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

No. W-                                                         November 14, 2000


                                                   Warrant to Purchase _________
                                                          Shares of Common Stock


               NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that _________, or registered assigns (the "Holder"), is entitled to purchase from the Company _________ (the "Warrant Shares") duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.005 per share, of the Company (the "Common Stock"), at a purchase price per share equal to the Purchase Price (as defined below), at any time or from time to time on and after the date hereof and prior to 5:00 P.M., New York City time, on November 13, 2003 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

               This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Securities Purchase Agreement, dated as of November 13, 2000, by and among the Company and the Buyers signatory thereto (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Purchase Agreement.

               1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

               "Additional Shares of Common Stock" shall mean, all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon exercise of the Warrants, (ii) such number of additional shares of Common Stock as may become issuable by exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrants, (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares of Common Stock issued pursuant to warrants issued and outstanding on November 13, 2000 and listed on Schedule 3(c) to the Purchase Agreement.

               "Anniversary Date" shall mean November 13 of each calendar year.

               "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company or a committee of the Board of Directors, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of November 13, 2000 pursuant to any currently existing Approved Stock Plan.

               "Average Closing Bid Price" shall mean the average of the Closing Bid Prices of the Common Stock for the twenty (20) days immediately preceding the applicable date.

               "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the applicable date.

               "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

               "Buy in Actual Damages" shall have the meaning assigned to it in
Section 2.6 of this Agreement.

               "Closing Bid Price" shall mean for any security as of any date, the closing bid price of such security on the principal securities exchange or trade market where such security is listed or traded as reported by Bloomberg, L.P. ("Bloomberg"), or if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date, as set forth above, the Closing Bid Price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by the Company and the Holder, with the fees and expenses of such determination borne solely by the Company.

               "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

               "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

               "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

               "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

               "Current Market Price" shall mean, on any date specified herein, the average of the daily Closing Bid Prices for the Common Stock during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

               "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

               "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Board of Directors of the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

               "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

               "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

               "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

               "Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

               "Purchase Price" shall mean


----------------------------------------------------------------------------------------

              Applicable Period                            Purchase Price
----------------------------------------------------------------------------------------
(i)  from November 13, 2000 through May         $1.64125
12, 2001:
----------------------------------------------------------------------------------------

(ii)  from May 13, 2001 through November        the lesser of (a) $1.64125 and (b) the
12, 2001:                                       Average Closing Bid Price as of May
                                                13, 2001
----------------------------------------------------------------------------------------

(iii) from November 13, 2001 through May        the lesser of (a) the Purchase Price
12, 2002:                                       resulting from (ii) above and (b) the
                                                Average Closing Bid Price as of
                                                November 13, 2001
----------------------------------------------------------------------------------------

(iv)  from May 13, 2002 through November        the lesser of (a) the Purchase Price
12, 2002:                                       resulting from (iii) above and (b) the
                                                Average Closing Bid Price as of May
                                                13, 2002
----------------------------------------------------------------------------------------

(v)  from November 13, 2002 through May         the lesser of (a) the Purchase Price
12, 2003:                                       resulting from (iv) above and (b) the
                                                Average Closing Bid Price ending on
                                                November 13, 2002
----------------------------------------------------------------------------------------

(vi)  from May 13, 2003 through November        the lesser of (a) the Purchase Price
12, 2003:                                       resulting from (v) above and (b) the
                                                Average Closing Bid Price ending on
                                                May 13, 2003
----------------------------------------------------------------------------------------

               provided, however, that such amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

               "Registration Rights Agreement" shall mean the Registration Agreement dated as of November 13, 2000, substantially in the form of Exhibit C to the Purchase Agreement.

               "Rights" shall have the meaning assigned to it in Section 3.10.

               "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

               "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

               2.     EXERCISE OF WARRANT.

               2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time on and after the date hereof and prior to the Expiration Date, by surrendering to the Company at its principal office (or such other office or agency of the Company as the Company may designate in a written notice to the Holder) this Warrant, together with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price as described below for the number of shares of Common Stock specified in such form.

               (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the account of the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case upon delivery of such notice such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation, certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

               2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

               2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. Subject to Section 2.5 (a) as soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject the Purchase Agreement, as the Holder may direct,

               (i) a certificate or certificates, or, if then permissible under the Securities Act, at a Holder's request to electronically issue such shares (e.g., through DWAC or DTC), an electronic issuance for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a certified check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, provided, however, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock for which such certificate(s) represents shall be rounded up to the nearest whole number, and

               (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

               (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

               2.4. Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

               2.5. Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations of calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determination and calculation shall be borne by the Company.

               2.6. Failure to Deliver Common Stock If, at any time, the Holder of this Warrant submits this Warrant, an Election to Purchase Shares and payment to the Company of the Purchase Price for each of the shares of Common Stock specified in the Election to Purchase Shares in accordance with Section 2.1 above, and the Company, for any reason, fails to deliver, on or prior to the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2, the number of shares of Common Stock for which the Holder is entitled upon such exercise, the Company shall pay damages to the Holder equal to the greater of (a) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (b) if the Company fails to deliver such certificates within five days after the last possible date on which the Company could have issued such Common Stock to the Holder without violating this Section 2, on each date such exercise is not timely effected in an amount equal to 1% of the product of (i) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2.

               3.     ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

               3.1.   Adjustment of Number of Shares.

                      Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               3.2.   Adjustment of Purchase Price.

               3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10), without consideration or for a consideration per share less than the Average Market Price as in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

               (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the gross consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price, and

               (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

               3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

               (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

               (y) the denominator of which shall be such Current Market Price.

               3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable) then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless
(i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Average Market Price as in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that

               (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) upon the expiration or termination (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                      (i) in the case of Options for Common Stock or Convertible
               Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                      (ii) in the case of Options for Convertible Securities,
               only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

               (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

               (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

               3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

               3.5. Computation of Consideration. For the purposes of this
Section 3,

               (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                      (i) insofar as it consists of cash, be computed at the
               amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                      (ii) insofar as it consists of property (including
               securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                      (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of 'Fair Value' herein;

               (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                      (i) the total amount, if any, received and receivable by
               the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                      (ii) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

               (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

               3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

               3.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

               3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

               3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

               4.     CONSOLIDATION, MERGER, ETC.

               4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in
Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

               4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Purchase Agreement and the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

               5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

               6. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company

(a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

               7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

               8. NOTICES OF CORPORATE ACTION. In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event.

               9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange or trade market, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange or trade market, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange or trade market, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange or trade market by the Company.

               10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the

Warrants, 125% of the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding and otherwise in accordance with the terms of the Purchase Agreement. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

               11. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

               11.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

               11.2. Transfer of Warrants. This Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company together with an opinion of counsel, in generally acceptable form, to the effect that such Warrant may be transferred pursuant to an exemption from registration under the Securities Act of 1933 (or such other office or agency of the Company as it may in writing designate to the Holder). Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

               11.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

               11.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

               11.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

               12. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

               13. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

               14. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                      NTN Communications, Inc.
                      The Campus
                      5966 LaPlace Court
                      Carlsbad, California  92008
                      Telephone:  (760) 438-7400
                      Facsimile:  (760) 930-1187
                      Attn:  Stanley B. Kinsey

               If to a Holder, to its address and facsimile number on the register maintained by the Company. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

               15. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

               16. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender;
(2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

               17. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

               18. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court in the District of Delaware or any state court located in New Castle County, State of Delaware, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

               19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

               20. LIMITATION ON EXERCISE. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to exercise this Warrant, nor will the Company recognize such exercise, such that upon giving effect to such exercise, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such exercise; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 20, the Company shall not be held liable under the penalty provisions of Section 2.6 as long as the Company acts in good faith in its non-recognition of such exercise.

                                             NTN COMMUNICATIONS, INC.


                                             By:________________________________
                                                Name:
                                                Title:

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

               The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $.005 per share ("Common Stock"), of NTN COMMUNICATIONS, INC. (the "Company") and hereby [makes payment of $________ in consideration therefor] [or] [makes payment in consideration therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ______ shares] [or] [makes payment in consideration therefor by delivery of the following Common Stock Certificates of the Company pursuant to
Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:



ISSUE TO: ______________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

               If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Dated: _____________________                        [NAME OF HOLDER]

                                             By ________________________________
                                                Name:
                                                Title:

        __________________, as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.


                                                   NTN COMMUNICATIONS, INC.


                                                   By: _______________________
                                                      Name:
                                                      Title:

                                                                    EXHIBIT B to
                                                   Common Stock Purchase Warrant



                              [FORM OF] ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.005 per share ("Common Stock") of NTN COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                     Address                       No. of Shares
----------------                     -------                       -------------





and does hereby irrevocably constitute and appoint ________ as Attorney to make such transfer on the books of NTN COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated: ____________________                         [NAME OF HOLDER]



                                             By ________________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT B

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                            NTN COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

No. W-                                                         November 14, 2000


                                                   Warrant to Purchase _________
                                                          Shares of Common Stock


                NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that _________, or registered assigns (the "Holder"), is entitled to purchase from the Company _________ (the "Warrant Shares") duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.005 per share, of the Company (the "Common Stock"), at a purchase price per share equal to the Purchase Price (as defined below), at any time or from time to time on and after May 13, 2001 and prior to 5:00 P.M., New York City time, on May 13, 2004 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant; provided, however, that the terms, conditions and adjustments under this Warrant shall vest only upon the occurrence of a Vesting Event (as defined below).

                This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Securities Purchase Agreement, dated as of November 13, 2000, by and among the Company and the Buyers signatory thereto (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Purchase Agreement.

                1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

                "Additional Shares of Common Stock" shall mean, all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon exercise of the Warrants, (ii) such number of additional shares of Common Stock as may become issuable by exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrants, (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares of Common Stock issued pursuant to warrants issued and outstanding on November 13, 2000 and listed on Schedule 3(c) to the Purchase Agreement.

                "Anniversary Date" shall mean May 13 of each calendar year.

                "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company or a committee of the Board of Directors, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of November 13, 2000 pursuant to any currently existing Approved Stock Plan.

                "Average Closing Bid Price" shall mean the average of the Closing Bid Prices of the Common Stock for the twenty (20) days immediately preceding the applicable date.

                "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the applicable date.

                "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                "Buy in Actual Damages" shall have the meaning assigned to it in
Section 2.6 of this Agreement.

                "Closing Bid Price" shall mean for any security as of any date, the closing bid price of such security on the principal securities exchange or trade market where such security is listed or traded as reported by Bloomberg, L.P. ("Bloomberg"), or if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date, as set forth above, the Closing Bid Price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by the Company and the Holder, with the fees and expenses of such determination borne solely by the Company.

                "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

                "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                "Current Market Price" shall mean, on any date specified herein, the average of the daily Closing Bid Prices for the Common Stock during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

                "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Board of Directors of the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

                "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                "Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

                "Purchase Price" shall mean


              Applicable Period                              Purchase Price
              -----------------                              --------------
(i)  for the period ending on November            the lesser of (a) $1.64125 and (b) the
12, 2001:                                         Average Closing Bid Price as of May
                                                  13, 2001

(ii)  from November 13, 2001 through May          the lesser of (a) the Purchase Price
12, 2002:                                         resulting from (i) above and (b) the
                                                  Average Closing Bid Price as of
                                                  November 13, 2001

(iii) from May 13, 2002 through November          the lesser of (a) the Purchase Price
12, 2002:                                         resulting from (ii) above and (b) the
                                                  Average Closing Bid Price as of May
                                                  13, 2002

(iv)  from November 13, 2002 through May          the lesser of (a) the Purchase Price
12, 2003:                                         resulting from (iii) above and (b) the
                                                  Average Closing Bid Price ending on
                                                  November 13, 2002

(v)  from May 13, 2003 through November           the lesser of (a) the Purchase Price
12, 2003:                                         resulting from (iv) above and (b) the
                                                  Average Closing Bid Price ending on

                                                  May 13, 2003

(vi)  from November 13, 2003 through May          the lesser of (a) the Purchase Price
12, 2004:                                         resulting from (v) above and (b) the
                                                  Average Closing Bid Price ending on
                                                  November 13, 2003

                provided, however, that such amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

                "Registration Rights Agreement" shall mean the Registration Agreement dated as of November 13, 2000, substantially in the form of Exhibit C to the Purchase Agreement.

                "Rights" shall have the meaning assigned to it in Section 3.10.

                "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                "Vesting Event" shall mean the failure of the Company to receive from Persons other than the Holder or any of its affiliates, in the aggregate, U.S.$5.0 million from the sale of Common Stock of the Company prior to 5:00 P.M., New York City time, on May 12, 2001 (the "Five Million Threshold"); provided, however, that any capital or funds received from Persons other than the Holder or any of its affiliates on the Closing Date shall be counted towards the satisfaction of the Five Million Threshold; and provided, further, that any purchase of the equity interest of BUZZTIME, Inc., a subsidiary of the Company, shall also be counted towards the satisfaction of the Five Million Threshold.

                "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

                2. EXERCISE OF WARRANT.

                2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time on and after May 13, 2001 (and only if the Vesting Event has occurred) and prior to the Expiration Date, by surrendering to the Company at its principal office (or such other office or agency of the Company as the Company may designate in a written notice to the Holder) this Warrant, together with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price as described below for the number of shares of Common Stock specified in such form.

                (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the account of the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case upon delivery of such notice such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation, certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in
Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. Subject to Section 2.5 (a) as soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject the Purchase Agreement, as the Holder may direct,

                (i) a certificate or certificates, or, if then permissible under the Securities Act, at a Holder's request to electronically issue such shares (e.g., through DWAC or DTC), an electronic issuance for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a certified check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, provided, however, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock for which such certificate(s) represents shall be rounded up to the nearest whole number, and

                (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                2.4. Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

                2.5. Exercise Disputes. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations of calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determination and calculation shall be borne by the Company.

                2.6. Failure to Deliver Common Stock If, at any time, the Holder of this Warrant submits this Warrant, an Election to Purchase Shares and payment to the Company of the Purchase Price for each of the shares of Common Stock specified in the Election to Purchase Shares in accordance with Section 2.1 above, and the Company, for any reason, fails to deliver, on or prior to the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2, the number of shares of Common Stock for which the Holder is entitled upon such exercise, the Company shall pay damages to the Holder equal to the greater of (a) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (b) if the Company fails to deliver such certificates within five days after the last possible date on which the Company could have issued such Common Stock to the Holder without violating this Section 2, on each date such exercise is not timely effected in an amount equal to 1% of the product of (i) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2.

                3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

                3.1. Adjustment of Number of Shares.

                        Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                3.2. Adjustment of Purchase Price.

                3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10), without consideration or for a consideration per share less than the Average Market Price as in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the gross consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Current Market Price, and

                (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                (y) the denominator of which shall be such Current Market Price.

                3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable) then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless
(i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Average Market Price as in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that

                (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                (c) upon the expiration or termination (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                        (i) in the case of Options for Common Stock or
                Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                        (ii) in the case of Options for Convertible Securities,
                only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                3.5. Computation of Consideration. For the purposes of this
Section 3,

                (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                        (i) insofar as it consists of cash, be computed at the
                amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                        (ii) insofar as it consists of property (including
                securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                        (iii) in case Additional Shares of Common Stock are
                issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of 'Fair Value' herein;

                (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                        (i) the total amount, if any, received and receivable by
                the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                        (ii) the maximum number of shares of Common Stock (as
                set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                3.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

                3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

                4. CONSOLIDATION, MERGER, ETC.

                4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

                4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Purchase Agreement and the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

                5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

                6. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and
(d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

                8. NOTICES OF CORPORATE ACTION. In the event of:

                (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event.

                9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange or trade market, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange or trade market, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange or trade market, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange or trade market by the Company.

                10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 150% of the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding and otherwise in accordance with the terms of the Purchase Agreement. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

                11. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

                11.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                11.2. Transfer of Warrants. This Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company together with an opinion of counsel, in generally acceptable form, to the effect that such Warrant may be transferred pursuant to an exemption from registration under the Securities Act of 1933 (or such other office or agency of the Company as it may in writing designate to the Holder). Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

                11.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                11.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                11.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                12. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                13. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                14. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                      NTN Communications, Inc.
                      The Campus
                      5966 LaPlace Court
                      Carlsbad, California  92008
                      Telephone:  (760) 438-7400
                      Facsimile:   (760) 930-1187
                      Attn:  Stanley B. Kinsey

                If to a Holder, to its address and facsimile number on the register maintained by the Company. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

                15. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

                16. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender;
(2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                17. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                18. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court in the District of Delaware or any state court located in New Castle County, State of Delaware, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

                19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                20. LIMITATION ON EXERCISE. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to exercise this Warrant, nor will the Company recognize such exercise, such that upon giving effect to such exercise, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such exercise; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 20, the Company shall not be held liable under the penalty provisions of Section 2.6 as long as the Company acts in good faith in its non-recognition of such exercise.

                                            NTN COMMUNICATIONS, INC.
                                               By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

                The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $.005 per share ("Common Stock"), of NTN COMMUNICATIONS, INC. (the "Company") and hereby [makes payment of $________ in consideration therefor] [or] [makes payment in consideration therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ______ shares] [or] [makes payment in consideration therefor by delivery of the following Common Stock Certificates of the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:



ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                    (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:                                      [NAME OF HOLDER]
      ---------------------------

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

        __________________, as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.


                                            NTN COMMUNICATIONS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant


                              [FORM OF] ASSIGNMENT

                FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.005 per share ("Common Stock") of NTN COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                     Address                    No. of Shares
----------------                     -------                    -------------





and does hereby irrevocably constitute and appoint ________ as Attorney to make such transfer on the books of NTN COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:                                      [NAME OF HOLDER]
      ---------------------------

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 14, 2000, by and among NTN Communications, Inc., a Delaware corporation, with headquarters located at 5966 La Place Court, Carlsbad, California 92008 (the "COMPANY"), and the undersigned buyers (each, a "BUYER" and collectively, the "BUYERS").

                WHEREAS:

                A. In connection with the Securities Purchase Agreement by and among the Company and the Buyers and dated of even date herewith (the "SECURITIES PURCHASE Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers shares (the "SHARES") of the Company's common stock, $.005 par value per share (the "COMMON STOCK");

                B. In consideration for the Buyers agreeing to purchase the Shares, the Company shall issue and deliver to the Buyers common stock purchase warrants and additional common stock purchase warrants (collectively, the "WARRANTS") to purchase additional shares of Common Stock pursuant to the terms of the Securities Purchase Agreement (the shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES"); and

                C. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

                1. DEFINITIONS.

                As used in this Agreement, the following terms shall have the following meanings:

                a. "INVESTOR" means a Buyer and any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

                b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, an entity, a governmental or political subdivision thereof or a governmental agency.

                c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                d. "REGISTRABLE SECURITIES" means (i) the Shares, (ii) the Warrant Shares, (iii) any Additional Shares (as such term is defined in the Securities Purchase Agreement) and (iv) any shares of capital stock issued or issuable with respect to the Shares, the Warrant Shares, the Additional Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

                f. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

                Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                2. REGISTRATION.

                a. Mandatory Registration. The Company shall prepare, and, on or prior to thirty (30) days after the initial issuance date of the Shares (the "CLOSING DATE"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of each Buyer and the provisions of Section 2(c), which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Such Registration Statement shall initially register for resale that number of shares of Common Stock equal to 125% of the number of Registrable Securities issuable as of the date immediately preceding the date the Registration Statement is initially filed with the SEC as if such date of registration was a date on which the Warrants were exercised or exercisable, subject to adjustment as provided in Section 3(b). Such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within ninety (90) days after the Closing Date (the "Scheduled Effective Date"). If the Registration statement is not declared effective by the SEC on or before the Scheduled Effective Date, then for each consecutive thirty (30) day period following the Scheduled Effective Date, each Investor shall, until such time as the Registration Statement is declared effective by the SEC (all such payments to be made in cash and nonrefundable on the first day of each thirty (30) day period), be entitled to an amount equal to the product of (i) one percent, multiplied by
(ii) the Purchase Price paid by such Investor.

                b. Counsel and Investment Bankers. Subject to Section 5 hereof, in connection with any offering pursuant to Section 2, the Buyers shall have the right to select, at the Buyers' sole expense, legal counsel and an investment banker or bankers and manager or managers to administer their interest in the offering. The Company shall reasonably cooperate with any such counsel.

                c. Eligibility for Form S-3. The Company represents, warrants and covenants that as of the date hereof it meets the requirements for the use of Form S-3 for registration of the sale by the Buyers and any other Investor of the Registrable Securities and thereafter shall use its best efforts to remain eligible to use Form S-3, and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, then the Company (i) with the consent of each Investor pursuant to
Section 2(a), shall register the sale of the Registrable Securities on another appropriate form and not more than twenty (20) days after being notified that Form S-3 is not available and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                3. RELATED OBLIGATIONS.

                At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the thirtieth (30th) day after the Closing Date and solely (unless otherwise consented to by the Investors) for the registration of Registrable Securities pursuant to Section 2(a)) and use its best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after such filing (but no later than ninety (90) days after the Closing
Date), and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which
(A) the Investors shall have sold all the Registrable Securities and (B) none of the Warrants is outstanding, which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all

Registrable Securities of the Company covered by the Registration Statement(s) until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s). In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within twenty (20) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause any such necessary amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In addition any such amendment or new Registration Statement shall for purposes of Section 3(a) above be deemed to be a "Registration Statement". For purposes of the foregoing provisions, if applicable, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under such Registration Statement is less than the product of (i) the sum of the number of Shares held by the Investors plus the number of Warrant Shares, plus the number of Additional Shares issuable pursuant to the Securities Purchase Agreement as of the effective date of the Registration Statement, multiplied by (ii) 1.25. For purposes of the calculation set forth in the foregoing sentence, such calculation shall assume that the Warrants are then fully exercisable into shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

                c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, and if requested financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included in such Registration Statement(s) (including each preliminary prospectus) and, with regards to the Registration Statement, any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including any preliminary prospectus, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing any Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall, subject to Section 3(h), promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                d. The Company shall its use best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                e. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall, subject to Section 2(b) hereof, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

               h. The Company shall permit each Investor and a single firm of counsel, initially Schulte Roth & Zabel LLP or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement(s) or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

               i. At the request of the Investors who hold a majority of the Registrable Securities being sold, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

               j. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), during normal business hours, as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor who agrees to hold such information in strict confidence) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(l).

                m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

                n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                o. The Company shall provide a CUSIP number, a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

                p. If requested by the managing underwriters or an Investor, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities.

                q. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                4. OBLIGATIONS OF THE INVESTORS.

                a. At least eight (8) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor or its counsel in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information as may be requested in writing by the Company regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                d. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

                5. EXPENSES OF REGISTRATION.

                All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, excluding underwriter's discounts and commissions, but including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company. In addition, the Company shall pay all of the Investors' reasonable costs (including legal fees) incurred in connection with the successful enforcement of the Investors' rights hereunder.

                6. INDEMNIFICATION.

                In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "CLAIMS"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

                d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                7. CONTRIBUTION.

                To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                8. REPORTS UNDER THE 1934 ACT.

                With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                a. make and keep public information available, as those terms are understood and defined in Rule 144;

                b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                9. ASSIGNMENT OF REGISTRATION RIGHTS.

                The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee or assignee (a "TRANSFEREE") of Registrable Securities if: (i) the Investor agrees in writing with the Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such Transferee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the Transferee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the Transferee agrees in writing with the Company to be bound by all of the provisions contained herein;
(v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; (vi) such Transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2(a), the Transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

                10. AMENDMENT OF REGISTRATION RIGHTS.

                Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

                11. MISCELLANEOUS.

                a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                b. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one
(1) day after
deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                             NTN Communications, Inc.
                             5966 La Place Court
                             Carlsbad, CA 92008
                             Telephone: (760) 438-7400
                             Facsimile:   (760) 930-1187
                             Attention:   President

                With a copy to:

                             O'Melveny & Myers
                             400 South Hope Street
                             Los Angeles, CA 90071
                             Telephone: (213) 430-6509
                             Facsimile:   (213) 430-6407
                             Attention: C. James Levine, Esq.

                             if to a Buyer, to its address and facsimile number on the Schedule of Buyers attached hereto, with copies to such Buyer's counsel as set forth on the Schedule of Buyers.

                Each party shall provide five (5) days prior notice to the other party of any change in address, phone number or facsimile number.

                c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e. This Agreement, the Warrants and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The aforementioned documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

                                           COMPANY:

                                           NTN COMMUNICATIONS, INC.

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           BUYERS:

                                           BAYSTAR CAPITAL, L.P.,
                                           a Delaware limited partnership

                                           BY:  BayStar Capital Management LLC,
                                                Its General Partner

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                              1500 West Market Street, Suite 200
                                              Mequon, WI 53092
                                              Fax:  (415) 835-3777

                                           BAYSTAR INTERNATIONAL LTD.,
                                           a British Virgin Islands corporation

                                           BY:  BayStar International
                                                Management LLC,
                                                Its Investment Manager

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                              1500 West Market Street, Suite 200
                                              Mequon, WI 53092
                                              Fax:  (415) 835-3777

                               SCHEDULE OF BUYERS


                                      INVESTOR ADDRESS AND         INVESTOR'S LEGAL COUNSEL AND
        INVESTOR NAME                   FACSIMILE NUMBER                 COUNSEL'S ADDRESS
        -------------                   ----------------                 -----------------
BayStar Capital, L.P           c/o BayStar Capital Management LLC  Eleazer Klein, Esq.
                               1500 West Market Street             Schulte Roth & Zabel LLP
                               Suite 200                           900 Third Avenue
                               Mequon, WI 53092                    New York, New York  10022
                               Attention: Brian Davidson           Fax:  (212) 593-5955

BayStar International, Ltd.    c/o BayStar International           Eleazer Klein, Esq.
                               Management LLC                      Schulte Roth & Zabel LLP
                               1500 West Market Street             900 Third Avenue
                               Suite 200                           New York, New York  10022
                               Mequon, WI 53092                    Fax:  (212) 593-5955
                               Attention: Brian Davidson

                                    EXHIBIT D


                           TRANSFER AGENT INSTRUCTIONS

                            NTN COMMUNICATIONS, INC.

                                NOVEMBER 14, 2000

American Stock Transfer & Trust Company
6201 15th Avenue, 2nd Floor
Brooklyn, New York 11219
Facsimile: (718) 921-8188
Attention: [____________]

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of November 14, 2000, by and among NTN Communications, Inc., a Delaware corporation (the "Company"), each of BayStar Capital, L.P. and BayStar International, Ltd. (collectively, the "Buyers") and that certain Registration Rights Agreement, dated as of November 14, 2000, by and among the Company and the Buyers. Capitalized terms which are defined in the Agreement are used herein as so defined.

         Pursuant to the Purchase Agreement, the Company (i) has issued to the Buyers, shares (the "Common Shares") of common stock, par value $.005 per share of the Company (the "Common Stock") in an aggregate amount of $2 million (ii) may issue to the Buyers shares of Common Stock as a price protection mechanism (the "Additional Shares") and (iii) is issuing to the Buyers, Warrants to purchase an aggregate of _______ shares of Common Stock of the Company and Additional Warrants to purchase an aggregate of _______ additional shares of Common Stock of the Company.

         This letter shall serve as our irrevocable authorization and direction to you (provided that you are acting as the transfer agent of the Company at such time):

         (i) upon receipt of the Reissuance Notice and Transfer Agent Instructions in the form attached hereto as Exhibit I, to issue to the Buyer, shares of Common Stock of the Company;

         (ii) to issue shares (the "Warrant Shares") of Common Stock of the Company to or upon the order of a Buyer, from time to time upon delivery to you of a Election to Purchase and Transfer Agent Instructions in the form attached hereto as Exhibit II.

         You acknowledge and agree that the shares of Common Stock representing the Common Shares, the Additional Shares and the Warrant Shares upon issuance or reissuance, as the case may be, to a party other than the Buyers shall not bear any legend restricting transfer of the Common Shares, the Additional Shares or the Warrant Shares and shall not be subject to any stop-transfer restriction; provided, however, that if the Common Shares, the Additional Shares or the Warrant Shares are to be issued to the Buyers other than in conformity with Rule 144(k) or are not registered for resale under the Securities Act of 1933, as amended, or if sales of Common Shares, the Additional Shares or Warrant Shares may not be made in conformity with Rule 144(k) under the Securities Act of 1933, then the certificates for the Common Shares, the Additional Shares or the Warrant Shares, as the case may be, shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

and provided further that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Common Shares, Warrant Shares and Additional Shares in the event a registration statement covering such shares is subject to amendment for events then current.

         Please be advised that the Buyers are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Buyer is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Zach Vela, Chief Financial Officer, NTN Communications, Inc., 5966 LaPlace Court, Carlsbad, California
(760) 438-7400.

                                       NTN COMMUNICATIONS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of November, 2000

American Stock Transfer & Trust Company

By:
   ---------------------------------
   Name:
   Title:


Enclosures
cc:      BayStar Capital, L.P.
         BayStar International, Ltd.
         Eleazer N. Klein, Esq.

                                    EXHIBIT I

                            NTN COMMUNICATIONS, INC.

                                REISSUANCE NOTICE
                         AND TRANSFER AGENT INSTRUCTIONS

         The undersigned hereby requests that the number of shares set forth below, of the Common Stock, par value $.005, of NTN Communications, Inc., a Delaware corporation (the "COMPANY") shall be transferred and reissued to the transferee, identified below by delivery and cancellation of the following shares of Common Stock, certificates of which are attached hereto for cancellation ______________________________[list certificate numbers]. The undersigned hereby certifies that the holder is the beneficial owner of the shares evidenced by the attached stock certificate(s) and transferred such shares in accordance with the registration statement underlying the transfer of such shares and the requirement of delivering a current prospectus has been complied with in connection with such transfer. Certificates representing the reissued shares should be issued and delivered without any legend restricting transfer of such shares.

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)



                                           [NAME OF BUYER]


Dated:                                      By:
      ------------------------------           ---------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT II

                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

         The undersigned hereby irrevocably elects to exercise the Warrant or Additional Warrant to purchase ____ shares of Common Stock, par value $.005 per share ("Common Stock"), of NTN COMMUNICATIONS, INC. and hereby makes payment of $________ in consideration therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant or the Additional Warrant, the undersigned requests that a new Warrant or Additional Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                 (NAME OF BUYER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

         To the extent that the foregoing shares are being issued to a party other than the undersigned, the certificates should be issued and delivered without any legend restricting transfer of such shares and in connection therewith the undersigned hereby certifies that such shares are being transferred in accordance with the registration statement underlying the transfer of such shares and the requirement of delivering a current prospectus has been complied with in connection with such transfer.

Dated:                                   [NAME OF BUYER]
      ---------------------------
                                         By
                                            ----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT E

                     [Letterhead of O'Melveny & Myers, LLP]







                                                              November 14, 2000


BayStar Capital L.P.
c/o BayStar Capital Management, LLC
1500 West Market Street
Mequon, Wisconsin  53092

BayStar International, Ltd.
c/o BayStar International Management, LLC
1500 West Market Street
Mequon, Wisconsin  53092

Ladies and Gentlemen:

                  We have acted as special counsel to NTN Communications, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of common stock, par value $.005 per share (the "Common Stock") of the Company in an aggregate principal amount of $2 million (the shares to be issued, the "Common Shares") and warrants to purchase Common Stock pursuant to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, by and among the Company and each of you. We are providing this opinion to you at the request of the Company pursuant to Section 7(d) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

                  In connection with rendering the opinions set forth herein, we have examined a copy of each of the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Additional Warrants (collectively, the "Transaction Documents"), the Company's Certificate of Incorporation, as amended to date, its Bylaws, as amended to date, the proceedings of the Company's Board of Directors taken in connection with the sale and issuance of the Securities and such other documents and instruments as we have deemed necessary. We also have examined the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 thereto on Form 10-K/A (the "Form 10-K"). As to certain matters of fact, we have relied upon a certificate of officers of the Company (the "Company Certificate"). In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Baystar Capital L.P.
Baystar International, Ltd.
November 14, 2000
Page 2

                  In conducting our examination, we have assumed the following:
(i) the genuineness of all signatures (other than the signatures on behalf of the Company), the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (ii) that the Transaction Documents have been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company, and (iii) that each of the Transaction Documents constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the terms of such agreement.

                  On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets, to carry on its business as described in its Form 10-K, to enter into the Transaction Documents and to perform its obligations under the Transaction Documents. The Company is qualified as a foreign corporation to do business in the States of California, New York and Kentucky and is in good standing in such states.

                  2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and the Transaction Documents have been duly executed and delivered by the Company and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor.

                  3. The Transaction Documents constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  4. The issuance and sale of the Common Shares, the Additional Shares, the Warrants and the Additional Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Common Shares and the Additional Shares in accordance with the Purchase Agreement and the countersigning of the certificate or certificates representing the Common Shares and the Additional Shares by a duly authorized signatory of the registrar for the Common

Baystar Capital L.P.
Baystar International, Ltd.
November 14, 2000
Page 3

         Stock, the Common Shares and the Additional Shares will be validly issued, fully paid and non-assessable.

                  5. The issuance and sale of the Warrants and the Additional Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrants in accordance with the Purchase Agreement, the Warrants and the Additional Warrants will be legally valid and binding obligations of the Company.

                  6. The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment of the exercise price for and delivery of the Warrant Shares in accordance with the Warrants and Additional Warrants and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, the Warrant Shares will be validly issued, fully paid and non-assessable. At least 1,500,000 shares of Common Stock have been duly reserved for issuance by the Company for the Warrant Shares and the Additional Shares, which number is sufficient to meet the Company's obligations to issue Warrant Shares as of the Closing Date.

                  7. Upon payment for and delivery to the Buyers in New York of the Securities in accordance with the Purchase Agreement, assuming the Buyer is acquiring the Securities without notice of any adverse claim, the Buyers will acquire the Securities free and clear of any adverse claim as defined in Article 8 of the Uniform Commercial Code in effect in the State of New York and the Securities shall be free of all taxes with respect to the issue thereof, except we express no opinion with jurisdictions other than the States of California or New York or the federal law of the United States.

                  8. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to the Common Shares, the Additional Shares, the Warrants, the Warrant Shares or any additional shares of the Company's capital stock under the Company's Certificate of Incorporation or Bylaws or under the General Corporation Law of the State of Delaware. There are no preemptive rights to subscribe to the Common Shares, the Additional Shares, the Warrants, the Warrant Shares or any additional shares of the Company's capital stock under any agreement listed as a material contract in an exhibit to the Form 10-K or identified in the Company Certificate (the "Material Contracts").

                  9. Assuming the accuracy of your representations in Section 5 of the Purchase Agreement, it is not necessary in connection with the sale of the Common Shares, the Additional Shares, the Warrants and the Additional Warrants pursuant to the Purchase Agreement to register the Common Shares, the Additional Shares, the Warrants and the Additional Warrants under the 1933 Act, or to qualify the offer or sale of the

Baystar Capital L.P.
Baystar International, Ltd.
November 14, 2000
Page 4

         Common Shares, the Additional Shares, the Warrants and the Additional Warrants under the California Corporate Securities Law. We express no opinion as to the securities laws of any other state.

                  10. No authorization, filing, order, consent, permit, or approval of any California, New York or federal governmental authority (including any court or regulatory agency) or the American Stock Exchange ("AMEX") that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents or with any third party pursuant to any Material Contract is required on the part of the Company for the execution and delivery of, and performance of its obligations under the Transaction Documents with the exception of the filing of a Form D with the SEC, notice filings with the California Department of Corporations and [insert name of NY blue sky filing office], and the filing with AMEX for additional listings of the Common Shares, the Additional Shares and the Warrant Shares. Based on the factual representations contained in the Company Certificate, the Company is not a member of a "self - regulatory organization" as defined in the Securities Exchange Act of 1934, as amended.

                  11. The execution and delivery by the Company of the Transaction Documents do not, and the Company's performance of its obligations under the Transaction Documents will not, (i) violate the Company's Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, charge, or encumbrance on or against any of the properties of the Company pursuant to any terms or existing restrictions on the Company under any Material Contract, or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California, New York or federal court or governmental authority binding on the Company identified in the Company Certificate.

                  12. The execution and delivery by the Company of the Transaction Documents do not, and the Company's performance of its obligations under the Transaction Documents will not, violate the current General Corporation Law of the State of Delaware or any current California, New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents.

                  13. The Company is not an investment company required to register under the Investment Company Act of 1940, as amended.

                  Our opinion in paragraph 2 above as to no requirement for stockholder approval for the issuance of Additional Shares assumes that the Company will not conduct any future

Baystar Capital L.P.
Baystar International, Ltd.
November 14, 2000
Page 5

offering that would require any approval of its stockholders by or under the rules and regulations of AMEX, as required under the terms of the Purchase Agreement.

                  Our opinion in paragraph 3 above as to the enforceability of the Transaction Documents is subject to public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence, willful misconduct or unlawful conduct.

                  For the purposes of the opinions expressed in paragraphs 10, 11 and 12, we have assumed that the Company will not take any future discretionary action (including a decision not to act) permitted by the Transaction Documents that would cause the performance of the Transaction Documents to violate any California, New York, or federal statute, rule or regulation, constitute a violation or breach of or default under any of the Material Contracts, orders, judgments or decrees referred to in clauses (ii) and
(iii) of paragraph 11, or require an order, consent, permit or approval to be obtained from a California, New York or federal governmental authority.

                  Except for the matters described in Schedule 3(h) of the Purchase Agreement, we have not, since September 1, 2000 given substantive attention on behalf of the Company to, or represented the Company or any of its subsidiaries in connection with, any actions, suits or proceedings pending or threatened against the Company before any court, arbitrator or governmental agency, which (a) seek to effect the enforceability of the Transaction Documents or (b) seek damages in excess of $250,000. We call your attention to the fact that our engagement is limited to specific matters as to which we are consulted by the Company and its subsidiaries.

                  We express no opinion as to the effect of subsequent issuances of securities of the Company to the extent that such issuances may result in the Company not having enough remaining authorized but unissued shares of Common Stock for the issuance of the Additional Shares in excess of the number reserved by the Company as described in paragraph 6. We also advise you that, as a result of the operation of the antidilution or adjustment provisions of the Warrants and the Additional Warrants, the Warrants and the Additional Warrants may become exercisable into more shares of Common Stock than remain authorized but unissued.

                  The law covered by this opinion is limited to the present federal law of the United States, the present law of the States of California and New York and the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion as to the effect of subsequent issuances of securities of the Company to the extent that such issuances may be integrated with the issuance of the Securities under Rule 502 of Regulation D promulgated under the Securities Act.

Baystar Capital L.P.
Baystar International, Ltd.
November 14, 2000
Page 6


                  This opinion is furnished by us as special counsel for the Company and may be relied upon by you only in connection with the Purchase Agreement. It may not be used or relied upon by your for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

                                                              Very truly yours,

                                    EXHIBIT F

                            NTN COMMUNICATIONS, INC.

                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                     AT A MEETING HELD ON NOVEMBER 12, 2000


         WHEREAS, this Board of Directors has determined to issue and sell, through a private offering (the "Offering") of shares of the Company's Common Stock, $.005 par value (the "Common Stock"), for an aggregate purchase price of $2.0 million and warrants to purchase Common Stock;

         WHEREAS, in connection with the Offering, there has been presented to and considered by this Board of Directors the following documents in draft form:

                  a) Stock Purchase Agreement between the Company and each of the investors in the Offering (collectively, the "Investors");

                  b) Registration Rights Agreement between the Company and each Investor;

                  c) Form of Common Stock Purchase Warrants immediately exercisable (the "Warrants");

                  d) Form of Common Stock Purchase Warrants with the six month vesting provision (the "Additional Warrants"); and

                  e)       Term Sheet dated November 7, 2000 from BayStar
                           Capital L.P.;

         WHEREAS, this Board of Directors has determined that it is in the best interests of the Corporation to consummate the Offering and the issuance and sale of Common Stock pursuant thereto, and in connection therewith, to execute, deliver and perform the Company's obligations under each of the Stock Purchase Agreement, the Registration Rights Agreement and the Warrants and the Additional Warrants;

         NOW, THEREFORE, BE IT RESOLVED, that the Offering is hereby authorized and approved.

         RESOLVED FURTHER, that in connection with the Offering, each of the Stock Purchase Agreement, the Registration Rights Agreement, the Warrants and the Additional Warrants is hereby approved in the forms presented to this Board of Directors.

         RESOLVED FURTHER, that each of the officers of the Company are hereby authorized to execute and deliver to the Investors, in the name and on behalf of the Company, and to cause the Company to perform its obligations under, the Stock Purchase Agreement, the Registration Rights Agreement, the Warrants and the Additional Warrants in the forms presented to this Board of Directors, with such changes, amendments, modifications and supplements thereto as any of such officers shall determine to be necessary and appropriate and any other documents, agreements or instruments to be entered in connection therewith to which the Company is a party, the necessity and appropriateness of which to be conclusively evidenced by their execution thereof.

         RESOLVED FURTHER, that this Board of Directors hereby authorizes the issuance and sale of the shares of Common Stock and the shares underlying the Warrants and the Additional Warrants (the "Warrant Shares"; collectively, the "Offered Shares") offered pursuant to the terms of each of the Stock Purchase Agreement, the Warrants and the Additional Warrants.

         RESOLVED FURTHER, that there shall be reserved from the Company's authorized but unissued shares of Common Stock, such number of shares equal to not less than 150% of the number of shares of Common Stock necessary to provide for the issuance in the aggregate of the Warrant Shares upon exercise of the Warrants and in the aggregate, an amount of not less than 1,500,000 shares of Common Stock necessary to provide for the issuance of Additional Shares (as defined in the Stock Purchase Agreement), if applicable, and the Warrant Shares upon exercise of the Warrants and the Additional Warrants.

         RESOLVED FURTHER, that upon issuance of the Offered Shares pursuant to the terms of the Stock Purchase Agreement, the Warrants or the Additional Warrants and receipt by the Company of the consideration specified in the Stock Purchase Agreement, the Warrants or the Additional Warrants, respectively, therefore, the Offered Shares shall be validly issued, fully paid and non-assessable.

         RESOLVED, that pursuant to the Registration Rights Agreement, a Registration Statement on Form S-3 (the "Registration Statement") and the prospectus included therein, for the registration under the Securities Act of 1933, as amended, of the Offered Shares (including the Warrant Shares), may be filed by the Company and the same hereby is, approved in all respects and that the officers and directors of the Company be, and each of them hereby is, authorized and directed to execute, in the name and on behalf of the Company, the Registration Statement.

         RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized in the name and on behalf of the Company, to take any and all action which they deem necessary or advisable in order to effect the registration or qualification (or exemption there from) of the Offering for issue, offer, sale or trade under the Blue Sky or securities law of any of the States or jurisdictions of the United States and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be registered under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or required by law.

         RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized to make any application and perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to successfully apply for inclusion of the Offered Shares on the American Stock Exchange and that the officers of the Company be, and each hereby is, authorized to enter into any supplemental listing or other agreement as may be necessary or advisable to conform with the requirements for inclusion of the Offered Shares on the American Stock Exchange.

         RESOLVED, that each of the officers of the Company is, and each of them with full power to act without the others hereby is, authorized, in the name and on behalf of the Company, to do or cause to be done any and all things necessary or advisable in order to comply with the listing requirements of the American Stock Exchange, including, without limitation, the payment of any required fees.

         RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized to request and authorize the Company's transfer agent to issue, countersign and register certificates representing the Offered Shares in such denominations as set forth in the Stock Purchase Agreement and the Warrants and registered in the names of the Investors.

         RESOLVED FURTHER, that there is hereby adopted the form of any and all resolutions required by any such authority or authorities to be filed in connection with such papers and documents if (1) in the opinion of the proper officers of the Company executing the same the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Company evidences such adoption by inserting in the minute book of the Company copies of such resolutions, which resolutions shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minute book of the Company as a part of these resolutions, with the same force and effect as if part of these resolutions.

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and shall be directed to execute on behalf of the Company and in its name, and to file or cause to be filed with the Securities and Exchange Commission and appropriate state securities law officials, all documents necessary to implement the foregoing resolutions (including the Company's obligations under the Registration Rights Agreement), including any amendments or supplements thereto, that are required under federal and state securities laws.

         RESOLVED FURTHER, that the corporate seal of the Company may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impression or affixing the corporate seal or by imprinting or otherwise reproducing thereon a facsimile thereof.

         RESOLVED FURTHER, that the officers of the Company are, and each of them hereby is, authorized, in the name and of behalf of the Company or otherwise, to make all such arrangements to do and perform all such acts and things and to execute and deliver all such officers' certificates and such instruments and documents as they may deem necessary or appropriate in order to fully effectuate the purpose of each and all of the foregoing resolutions, (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes).

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

         RESOLVED FURTHER, that any actions taken by such officers of the Company prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as acts and deeds of the Company.